IRREVOCABLE PROXY AND LOCK-UP

The undersigned shareholder (the “Undersigned”) of Uplift Nutrition, Inc., a Nevada corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Sharon Will, the attorney and proxy of the Undersigned with full power of substitution and re-substitution, to the full extent of the Undersigned's rights with respect to_______ shares (the “Shares”) of the Company's common stock, par value $0.0001 per share (the “Common Stock”) owned by the Undersigned as of the date of this proxy. Upon the execution hereof, all prior proxies given by the Undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with undersigned's acquisition of the Shares. This proxy shall expire at 11:59 PM EST on the date (the “Expiration Time”), three (3) business days following the date a Current Report on Form 8-K of the Company is filed with the United States Securities and Exchange Commission by the Company disclosing that the Company has closed on an acquisition (the “Acquisition”) of a business (whether such Acquisition is effectuated through the Company’s acquisition of assets, securities, a combination of assets and securities or otherwise), and such other required Form 10 type information.

The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time at any meeting of the shareholders of the Company, however called, and at any adjournment thereof, or in any written action by consent of shareholders of the Company.

From the date of this proxy through and including the Expiration Time, the Undersigned shall not without the express written consent of the above named attorney and proxy, directly and/or indirectly transfer, assign, sell, including, but not limited to, sell short, hypothocate, and/or otherwise directly and/or indirectly dispose of any of the Shares.

The Undersigned understands and agrees that a legend will be placed on all stock certificates representing the Shares and stop orders on the books and records of the Company and of the Company’s transfer agent, providing (or referencing) the voting, transfer and related restrictions set forth in this Irrevocable Proxy and Lock-up as well as a standard Securities Act of 1933, as amended, restrictive legend.

Any agreement and/or obligation of the Undersigned hereunder shall be binding upon any permitted successors, transferees and/or assignees of the Undersigned.

WITNESS my hand this _____ of __________2015.

Print Name:

STATE OF                             )

                                                               ss.:

COUNTY OF                        )

On the ____ day of ________  in the year 2015 before me, _______________, personally appeared, and personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within the instrument and acknowledged to me that he executed the same in his capacity, that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of __________, State of ________________.

Notary Public